SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 3, 2000

Old Kent Financial Corporation
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-14591 (Commission File Number)	38-1986608 (IRS Employer Identification no.)

111 Lyon Street, N.W. Grand Rapids, Michigan (Address of principal executive offices)	49503 (Zip Code)

Registrant's telephone number,
including area code: (616) 771-5000

Item 5.	Other Events.

                On April 1, 2000, Old Kent Financial Corporation, a Michigan corporation ("Old Kent"), completed its acquisition of Grand Premier Financial, Inc., a Delaware corporation ("Grand Premier"), pursuant to the terms of an Agreement and Plan of Merger, dated as of September 9, 1999. As a result of the merger, each outstanding share of Grand Premier common stock, par value $0.01 per share, is to be converted into the right to receive 0.4231 shares of common stock of Old Kent, par value $1.00 per share; each outstanding share of Grand Premier Series B preferred stock is to be converted into the right to receive one share of Old Kent Series D preferred stock; and each outstanding share of Grand Premier Series C preferred stock is to be converted into the right to receive one share of Old Kent Series E preferred stock.

                It is intended that the merger will be treated as a pooling-of-interests for accounting and financial reporting purposes. A copy of a Press Release, dated April 3, 2000, issued by Old Kent relating to the merger is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information, and Exhibits.

(c)	Exhibits:

2.1	Agreement and Plan of Merger, dated as of September 9, 1999, by and between Grand Premier Financial, Inc., Old Kent Financial Corporation, and OK Merger Corporation. Previously filed as Exhibit 2.1 to Old Kent's Form S-4 Registration Statement (No. 333-93539). Here incorporated by reference.

99.1	Old Kent Press Release dated April 3, 2000.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 3, 2000	OLD KENT FINANCIAL CORPORATION (Registrant) By: /s/ Albert T. Potas Albert T. Potas Senior Vice President

EXHIBIT INDEX

Exhibit Number	Document

2.1	Agreement and Plan of Merger, dated as of September 9, 1999, by and between Grand Premier Financial, Inc., Old Kent Financial Corporation, and OK Merger Corporation. Previously filed as Exhibit 2.1 to Old Kent's Form S-4 Registration Statement (No. 333-93539). Here incorporated by reference.

99.1	Old Kent Press Release dated April 3, 2000.